Exhibit 99.1

Intermex Reports First-Quarter Results
Company reports solid volume growth, continued execution of omnichannel strategy

Company to Host Conference Call Today at 9 a.m. ET

MIAMI, (May 7, 2025) – International Money Express, Inc. (NASDAQ: IMXI) (“Intermex” or the “Company”), one of the nation’s leading global omnichannel money transfer services to Latin America and the Caribbean, today reported financial and operating results for the first quarter of 2025.

Financial performance highlights for the first quarter of 2025:
•Revenues of $144.3 million
•Net income of $7.8 million
•Diluted EPS of $0.25
•Adjusted Diluted EPS of $0.35
•Adjusted EBITDA of $21.6 million

Bob Lisy, Chairman, President, and CEO of Intermex, stated “Intermex's first quarter results reflect the strength and discipline of the Intermex business model, despite an economic and political backdrop that was difficult to anticipate. Year-over-year volume growth reflects our highly resilient consumer base and our ability to serve them effectively through our omnichannel strategy."

First Quarter 2025 Financial Results (all comparisons are to the First Quarter 2024)
Year over year volumes grew at 3.7%, however total revenues for the Company were down 4.1% to $144.3 million. This was driven by a shift in retail consumer sending behavior as consumers sent fewer transactions, but in larger amounts transferred per transaction in the quarter. The reduction in service fees from lower transactions was partially offset by an increase in revenue primarily related to growth in digital channels. The Company's user base generated 12.8 million money transfer transactions, down 5.2% from last year. The total principal amount transferred for the period was $5.6 billion, an increase of 3.7%.

The Company reported net income of $7.8 million, a decrease of 35.5%. Diluted earnings per share were $0.25, a decrease of 28.6%. The decreases in net income and diluted earnings per share were driven primarily by the items noted above for revenues, partly offset by lower services charges from agents and banks. It is worth noting that while revenue was down from lower transactions, the higher year over year volume offset much of the interest and banking expense reductions that would otherwise typically be captured with a lower number of transactions. Lower income tax provision also positively impacted net income. Diluted earnings per share was positively impacted by the reduction in share count from the Company's stock repurchase activity.

Adjusted net income totaled $10.9 million, a decrease of 25.9%. Adjusted diluted earnings per share totaled $0.35, a decrease of 18.6%. Adjusted net income and adjusted diluted earnings per share were impacted by the items noted above, adjusted for certain items detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements. Adjusted diluted earnings per share was positively impacted by the reduction in share count from the Company's stock repurchases.

Adjusted EBITDA decreased 15.0% to $21.6 million, attributable to the same items noted above, partially offset by the higher net effect of the adjusting items detailed in the reconciliation tables below following the unaudited condensed consolidated financial statements.

Adjusted and other non-GAAP measures discussed above and elsewhere in this press release are defined below under the heading, Non-GAAP Measures.

Other Items
The Company ended the first quarter of 2025 with $151.8 million in cash and cash equivalents. Net Free Cash Generated for the first quarter of 2025 was $10.3 million, up from the first quarter of 2024. Year-over-year Net Free Cash Generated primarily reflects the investments in assets placed into service as a result of the Company's move to the new U.S. headquarters facility in the first quarter of 2024, partially offset by the decrease in net income.
The Company incurred $1.2 million in transaction costs for the first quarter, primarily legal and professional fees incurred in relation to its previously announced evaluation of strategic alternatives. In addition, the Company incurred restructuring costs of approximately $0.3 million primarily related to the Company's foreign operations.

The Company repurchased 367,873 shares of its common stock for $5.0 million during the first quarter of 2025 through its underlying share repurchase program and a privately-negotiated transaction.

Guidance
Based on our first quarter 2025 financial results and the underlying market dynamics we have observed to date, the Company is revising its previously issued full-year guidance below. Current levels of uncertainty and volatility affecting market conditions and consumer behavior, have increased the difficulty of reliably forecasting short-term results. Moreover, as previously announced, the Company is in the process of executing on a long-term strategy of investing in its digital business offerings to increase their contribution to the Company’s revenue and to increase its profitability. Accordingly, the Company is discontinuing issuing quarterly guidance.

Full-year 2025:
•Revenue of $634.9 million to $654.2 million.
•Diluted EPS of $1.53 to $1.65.
•Adjusted Diluted EPS of $1.86 to $2.02.
•Adjusted EBITDA of $103.6 million to $106.8 million.

Non-GAAP Measures
Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Net Free Cash Generated, each a Non-GAAP financial measure, are the primary metrics used by management to evaluate the financial performance of our business. We present these Non-GAAP financial measures because we believe they are frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Furthermore, we believe they are helpful in highlighting trends in our operating results, because certain of such measures exclude, among other things, the effects of certain transactions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the jurisdictions in which we operate and capital investments.

Adjusted Net Income is defined as Net Income adjusted to add back certain charges and expenses, such as non-cash amortization of certain intangible assets resulting from business and asset acquisition transactions, non-cash compensation costs, and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted Earnings per Share – Basic and Diluted is calculated by dividing Adjusted Net Income by GAAP weighted-average common shares outstanding (basic and diluted).

Adjusted EBITDA is defined as Net Income before depreciation and amortization, interest expense, income taxes, and adjusted to add back certain charges and expenses, such as non-cash compensation costs and other items outlined in the reconciliation table below, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing future Company performance.

Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by Revenues.

Net Free Cash Generated is defined as Net Income before provision for credit losses and depreciation and amortization adjusted to add back certain non-cash charges and expenses, such as non-cash compensation costs, and reduced by cash used in investing activities and servicing of our debt obligations.

Adjusted Net Income, Adjusted Earnings per Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Net Free Cash Generated are non-GAAP financial measures and should not be considered as an alternative to operating income, net income, net income margin or earnings per share, as a measure of operating performance or cash flows, or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Reconciliations of Net Income, the Company’s closest GAAP measure, to Adjusted Net Income, Adjusted EBITDA, and Net Free Cash Generated, as well as a reconciliation of Earnings per Share (Basic and Diluted) to Adjusted Earnings per Share (Basic and Diluted) and Net Income Margin to Adjusted EBITDA Margin, are outlined in the tables below following the condensed consolidated financial statements. A quantitative reconciliation of projected Adjusted EBITDA and Adjusted Diluted EPS to the most comparable GAAP measure is not available without unreasonable efforts because of the inherent difficulty in forecasting and quantifying the amounts necessary under GAAP guidance for operating or other adjusted items including, without limitation, costs and expenses related to acquisitions and other transactions, share-based compensation, tax effects of certain adjustments and losses related to legal contingencies or disposal of assets. For the same reasons, we are unable to address the probable significance of the unavailable information.

Investor and Analyst Conference Call / Presentation
Intermex will host a conference call and webcast presentation at 9:00 a.m. Eastern Time today. Interested parties are invited to join the discussion and gain firsthand knowledge about Intermex's financial performance and operational achievements through the following channels:

•A live broadcast of the conference call may be accessed via the Investor Relations section of Intermex’s website at https://investors.intermexonline.com/.
•To participate in the live conference call via telephone, please register HERE. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
•Following the conference call, an archived webcast of the call will be available for one year on Intermex’s website at https://investors.intermexonline.com/.

Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which reflect our current views concerning certain events that are not historical facts but could have an effect on our future performance, including but without limitation, statements regarding our plans, objectives, financial performance, business strategies, projected results of operations, restructuring initiatives and expectations for the Company. These statements may include and be identified by words or phrases such as, without limitation, “would,” “will,” “should,” “expects,” “believes,” “anticipates,” “continues,” “could,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “forecasts,” “intends,” “assumes,” “estimates,” “approximately,” “shall,” “our planning assumptions,” “future outlook,” “currently,” “target,” “guidance,” and similar expressions (including the negative and plural forms of such words and phrases). These forward-looking statements are based largely on information currently available to our management and our current expectations, assumptions, plans, estimates, judgments, projections about our business and our industry, and macroeconomic conditions, and are subject to various risks, uncertainties, estimates, contingencies, and other factors, many of which are outside our control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements and could materially adversely affect our business, financial condition, results of operations, cash flows, and liquidity. Such factors include, among others: changes in immigration laws and their enforcement, including any adverse effects on the level of immigrant employment, earning potential and other commercial activities; our success in expanding customer acceptance of our digital services and infrastructure, as well as developing, introducing and marketing new digital and other products and services; new technology or competitors that disrupt the current money transfer and payment ecosystem, including the introduction of new digital platforms; loss of, or reduction in business with, key sending agents; our ability to effectively compete in the markets in which we operate; economic factors such as inflation, the level of economic activity, recession risks and labor market conditions, as well as volatility in market interest rates; international political factors, including ongoing hostilities in Ukraine and the Middle East, political instability, tariffs, including the effects of tariffs on domestic markets and industrial activity and employment, border taxes or restrictions on remittances or transfers from the outbound countries in which we operate or plan to operate; volatility in foreign exchange rates that could affect the volume of consumer remittance activity and/or affect our foreign exchange related gains and losses; consumer confidence in our brands and in consumer money transfers generally; expansion into new geographic markets or product markets; our ability to successfully execute, manage, integrate and obtain the anticipated financial benefits of key acquisitions and mergers; cybersecurity-attacks or disruptions to our information technology, computer network systems, data centers and mobile devices applications; the ability of our risk management and compliance policies, procedures and systems to mitigate risk related to transaction monitoring; consumer fraud and other risks relating to the authenticity of customers’ orders or the improper or illegal use of our services by consumers, sending agents or digital partners; our ability to maintain favorable banking and paying agent relationships necessary to conduct our business; bank failures, sustained financial illiquidity, or illiquidity at the clearing, cash management or custodial financial institutions with which we do business; changes to banking industry regulation and practice; credit risks from our agents, digital partners and the financial institutions with which we do business; our ability to recruit and retain key personnel; our ability to maintain compliance with applicable laws and regulatory requirements, including those intended to prevent use of our money remittance services for criminal activity, those related to data and cybersecurity protection, and those related to new business initiatives; enforcement actions and private litigation under regulations applicable to money remittance services; changes in tax laws in the countries in which we operate; our ability to protect intellectual property rights; our ability to satisfy our debt obligations and remain in compliance with our credit facility requirements; public health conditions, responses thereto and the economic and market effects thereof; the use of third-party vendors and service providers; weakness in U.S. or international economic conditions; and other economic, business, and/or competitive factors, risks and uncertainties, including those described in the “Risk Factors” and other sections of periodic reports and other filings that we file with the Securities and Exchange Commission. Accordingly, we caution investors and all others not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement is made and we undertake no obligation to update any of the forward-looking statements.

About International Money Express, Inc.
Founded in 1994, Intermex applies proprietary technology enabling consumers to send money from the United States, Canada, Spain, Italy, the United Kingdom and Germany to more than 60 countries. The Company provides the digital movement of money through a network of agent retailers in the United States, Canada, Spain, Italy, the United Kingdom and Germany; Company-operated stores; our mobile apps; and the Company’s websites. Transactions are fulfilled and paid through thousands of retail and bank locations around the world. Intermex is headquartered in Miami, Florida, with international offices in Puebla, Mexico, Guatemala City, Guatemala, London, England, and Madrid, Spain. For more information about Intermex, please visit www.intermexonline.com.

Alex Sadowski
Investor Relations Coordinator
ir@intermexusa.com
tel. 305-671-8000

Condensed Consolidated Balance Sheets

	March 31,	December 31,
(in thousands of dollars)	2025	2024
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$151,764	$130,503
Accounts receivable, net of allowance of $4,095 and $3,546, respectively	131,026	107,077
Prepaid wires, net	32,577	49,205
Prepaid expenses and other current assets	10,561	10,998
Total current assets	325,928	297,783

Property and equipment, net	52,603	50,354
Goodwill	55,195	55,195
Intangible assets, net	26,058	26,847
Deferred tax asset, net	18	—
Other assets	30,787	32,198
Total assets	$490,589	$462,377

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$23,410	$19,520
Wire transfers and money orders payable, net	115,081	85,044
Accrued and other liabilities	47,977	47,434
Total current liabilities	186,468	151,998

Long-term liabilities:
Debt, net	147,385	156,623
Lease liabilities, net	17,493	18,582
Deferred tax liability, net	—	250
Total long-term liabilities	164,878	175,455

Stockholders' equity:
Total stockholders' equity	139,243	134,924
Total liabilities and stockholders' equity	$490,589	$462,377

Condensed Consolidated Statements of Income

	Three Months Ended March 31,
(in thousands of dollars, except for per share data)	2025	2024
	(Unaudited)
Revenues:
Wire transfer and money order fees, net	$120,167	$126,921
Foreign exchange gain, net	20,181	20,346
Other income	3,962	3,145
Total revenues	144,310	150,412

Operating expenses:
Service charges from agents and banks	93,788	97,934
Salaries and benefits	18,288	18,106
Other selling, general and administrative expenses	10,989	9,953
Provision for credit losses	2,066	1,595
Restructuring costs	306	—
Transaction costs	1,169	10
Depreciation and amortization	3,629	3,228
Total operating expenses	130,235	130,826

Operating income	14,075	19,586

Interest expense	2,700	2,702

Income before income taxes	11,375	16,884

Income tax provision	3,606	4,778

Net income	$7,769	$12,106

Earnings per common share:
Basic	$0.25	$0.36
Diluted	$0.25	$0.35

Weighted-average common shares outstanding:
Basic	30,587,949	33,675,441
Diluted	30,831,633	34,188,814

Reconciliation from Net Income to Adjusted Net Income

	Three Months Ended March 31,
(in thousands of dollars, except for per share data)	2025	2024
	(Unaudited)

Net Income	$7,769	$12,106

Adjusted for:
Share-based compensation (a)	2,112	2,153
Restructuring costs (b)	306	—
Transaction costs (c)	1,169	10
Other charges and expenses (d)	327	437
Amortization of intangibles (e)	711	977
Income tax benefit related to adjustments (f)	(1,466)	(1,012)
Adjusted Net Income	$10,928	$14,671

Adjusted earnings per common share:
Basic	$0.36	$0.44
Diluted	$0.35	$0.43
(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and, legal and professional fees related to the execution of restructuring plans.
(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions and strategic alternatives.
(d) Represents primarily loss on disposal of fixed assets.
(e) Represents the amortization of certain intangible assets that resulted from business and asset acquisition transactions.
(f) Represents the current and deferred tax impact of the taxable adjustments to Net Income using the Company’s blended federal and state tax rate for each period. Relevant tax-deductible adjustments include all adjustments to Net Income.

Reconciliation from Basic Earnings per Share to Adjusted Basic Earnings per Share

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Basic Earnings per Share	$0.25	$0.36
Adjusted for:
Share-based compensation	0.07	0.06
Restructuring costs	0.01	—
Transaction costs	0.04	NM
Other charges and expenses	0.01	0.01
Amortization of intangibles	0.02	0.03
Income tax benefit related to adjustments	(0.05)	(0.03)
Adjusted Basic Earnings per Share	$0.36	$0.44
NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Diluted Earnings per Share to Adjusted Diluted Earnings per Share

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Diluted Earnings per Share	$0.25	$0.35
Adjusted for:
Share-based compensation	0.07	0.06
Restructuring costs	0.01	—
Transaction costs	0.04	NM
Other charges and expenses	0.01	0.01
Amortization of intangibles	0.02	0.03
Income tax benefit related to adjustments	(0.05)	(0.03)
Adjusted Diluted Earnings per Share	$0.35	$0.43

NM—Amount is not meaningful
The table above may contain slight summation differences due to rounding

Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended March 31,
(in thousands of dollars)	2025	2024
	(Unaudited)
Net Income	$7,769	$12,106

Adjusted for:
Interest expense	2,700	2,702
Income tax provision	3,606	4,778
Depreciation and amortization	3,629	3,228
EBITDA	17,704	22,814
Share-based compensation (a)	2,112	2,153
Restructuring costs (b)	306	—
Transaction costs (c)	1,169	10
Other charges and expenses (d)	327	437
Adjusted EBITDA	$21,618	$25,414

(a) Represents share-based compensation relating to equity awards granted primarily to employees and independent directors of the Company.
(b) Represents primarily severance, write-off of assets and legal and professional fees related to the execution of restructuring plans.

(c) Represents primarily financial advisory, professional and legal fees related to business acquisition transactions and strategic alternatives.
(d) Represents primarily loss on disposal of fixed assets.

Reconciliation from Net Income Margin to Adjusted EBITDA Margin

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
Net Income Margin	5.4%	8.0%
Adjusted for:
Interest expense	1.9%	1.8%
Income tax provision	2.5%	3.2%
Depreciation and amortization	2.5%	2.1%
EBITDA Margin	12.3%	15.2%
Share-based compensation	1.5%	1.4%
Restructuring costs	0.2%	—%
Transaction costs	0.8%	—%
Other charges and expenses	0.2%	0.3%
Adjusted EBITDA Margin	15.0%	16.9%

The table above may contain slight summation differences due to rounding

Reconciliation of Net Income to Net Free Cash Generated

	Three Months Ended March 31,
(in thousands of dollars)	2025	2024
	(Unaudited)

Net income for the period	$7,769	$12,106

Depreciation and amortization	3,629	3,228
Share-based compensation	2,112	2,153
Provision for credit losses	2,066	1,595
Cash used in investing activities	(5,313)	(13,480)
Term loan pay downs	—	(1,641)

Net Free Cash Generated during the period	$10,263	$3,961